Exhibit 99.1

Loop Industries Announces Temporary Reduction of Activities due to COVID-19

MONTREAL (QC) / ACCESSWIRE / March 25, 2020 / Loop Industries, Inc (Nasdaq: LOOP) today announced its measures to comply with the order of the Quebec provincial government to minimize all non-priority services and activities until April 13, due to the ongoing COVID-19 pandemic.

The order provides exemptions that allow businesses that provide non-priority services to maintain minimal operations to ensure the resumption of their activities, bearing in mind the directives issued by public health authorities. Consequently, the company will maintain reduced operations at the pilot plant and protect its investment in its assets, which are utilized for the continuing development of its depolymerization technology for the production of sustainable PET plastic.

The company’s main focus during the time frame of the government order will be to continue working with its joint venture partner, Indorama Ventures Limited, to oversee the engineering for the Spartanburg joint venture facility and pursue its plans for the commercialisation of its technology. The company has made arrangements for employees to work remotely to support these engineering activities. The government order is not expected to impact the company’s ability to work to advance this project. The company will provide an update on the status and timing of the commissioning of the Spartanburg facility when it reports its fourth quarter and full year results in its 10-K in early May.

The company continues to be in a good liquidity position, with approximately $30 million of cash and cash equivalents on hand.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Nelson Gentiletti
Chief Operating and Chief Financial Officer
Loop Industries, Inc.
+1 (450) 951 8555 ext. 223
ngentiletti@loopindustries.com

Media Inquiries:

Stephanie Corrente
Director Marketing & Investor Relations
Loop Industries, Inc.
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

SOURCE: Loop Industries, Inc.